CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate and shall be effective on April 20, 2002 ("Effective Date"), by and between Aegis Assessments, Inc., a Delaware corporation ("Corporation"), and Eric Peacock ("Consultant").

                                    RECITALS

         A. It is the desire of the Corporation to engage the services of the Consultant to consult with the Corporation regarding the development and implementation of the Corporation's command and control system, the Aegis SafetyNet(TM), and the technologies which constitute that system, including but not limited to the Aegis Ground/Air Video Link System (the "Aegis GAVLS(TM)"), and related wireless technology and software (collectively, the "SafetyNet(TM)").

         B. It is the desire of the Consultant to so consult with the Board of Directors of the Corporation ("Board") and the officers of the Corporation concerning the development and implementation of the SafetyNet(TM).

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS HEREIN SPECIFIED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE AS FOLLOWS:

         1. Term of Agreement. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue until and terminate on May 31, 2002.

         2. Consultations. The Consultant shall consult with the Board and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding the development and implementation of the SafetyNet(TM)and related software.

         3. No Management Power of Consultant. The business affairs of the Corporation and the operation of the business of the Corporation shall be conducted by the officers and administrative staff and employees of the Corporation. The Consultant shall not have any power or obligation of direction, management, supervision or control of the officers, administrative staff or other employees of the Corporation or otherwise be involved with the management of the business of the Corporation during the term of this Agreement.

         4. Authority to Contract. The Consultant shall have no power to, and the Consultant shall not, obligate the Corporation in any manner whatsoever to any contract, agreement, undertaking, commitment or other obligation.

         5. Compensation. The Corporation has determined that the value of the Consultant's services for the period commencing on the Effective Date and terminating on May 31, 2002 is $5,000.00. In lieu of cash compensation, the Corporation shall issue and deliver 500,000 shares of the Corporation's $.001 par value common stock to the Consultant or his assignee. The Corporation shall register 250,000 of those shares for resale by Consultant in the first Registration Statement on Form SB-2 which the Corporation files with the Securities and Exchange Commission, with "piggyback" registration rights for the remaining 250,000 shares in the Corporation's next SB-2. Consultant shall also receive options to purchase 125,000 shares of the Corporation's common stock at $0.10 per share with an exercise period that begins January 1, 2003 and expires January 1, 2006, and options to purchase 250,000 shares of the Corporation's common stock at $0.30 per share with an exercise period that begins June 1, 2003 and expires June 1, 2006. The Corporation further agrees to register the stock underlying all options held by the Consultant in the Corporation's second Registration Statement on Form SB-2.

         6. Services of Consultant Not Exclusive. The Consultant shall devote such time as is necessary to fulfill his obligations to the Corporation specified in this Agreement. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate.

         7. Relationship Created. The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor. The Corporation is interested only in the results obtained by the Consultant. The Consultant shall have the sole and exclusive control of the manner and means of performing. Accordingly, and without limitation, the Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else outside of requiring the Consultant to consult with the Corporation concerning the development and implementation of the SafetyNet.(TM) All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefor.

         7.1 New Developments. Consultant agrees that all designs, plans, reports, specifications, drawings, inventions, processes, and other information or items produced by Consultant concerning the development and implementation of the SafetyNet(TM) will be assigned to the Corporation as the sole and exclusive property of the Corporation and the Corporation's assigns, nominees and successors, as will any copyrights, patents or trademarks obtained by Consultant while performing services under this Agreement concerning the development and implementation of the SafetyNet(TM). On request and at the Corporation's expense, Consultant agrees to help the Corporation obtain patents and copyrights for any new developments. This includes providing data, plans, specifications, descriptions, documentation , and other information, as well as assisting the Corporation in completing any required application or registration.

         7.2 Non-Disclosure of Proprietary and Confidential Information By Consultant. During the term of this Agreement, Consultant may have access to Corporation Proprietary Information (as used in this Section 7.2 of this Agreement, the term "Corporation Proprietary Information" shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, client lists, prospective client lists, promotional ideas, data concerning the Corporation's services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques, and any other information of a similar nature disclosed to Consultant or otherwise made known to Consultant as a consequence of or through this Agreement during the term hereof. The term Corporation Proprietary Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Consultant or any agent or representative of Consultant in violation of this Agreement, or
(ii) was available to Consultant on a non-confidential basis from a source other than the Corporation, or any of the Corporation's officers, directors, employees, agents or other representatives) or other information and data of a secret and proprietary nature which the Corporation desires to keep confidential. Consultant (and any of his affiliates, related entities, partners, agents and/or employees) agrees and acknowledges that the Corporation has exclusive proprietary rights to all Corporation Proprietary Information, and Consultant hereby assigns to the Corporation all rights that he might otherwise possess in any Corporation Proprietary Information. Except as required in the performance of Consultant's duties to the Corporation, Consultant will not at any time during or after the term hereof, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Corporation Proprietary Information. Consultant agrees to deliver to the Corporation any and all copies of Corporation Proprietary Information in the possession or control of Consultant upon the expiration or termination of this Agreement, or at any other time upon request by the Corporation. The provisions of this section shall survive the termination of this Agreement.

         7.3 Non-Disclosure of Proprietary and Confidential Information By the Corporation. During the term of this Agreement, Consultant may provide the Corporation access to Consultant's Proprietary Information (as used in this Section 7.3 of this Agreement, the term "Consultant's Proprietary Information" shall mean and include, without limitation, any and all marketing and sales data, plans and strategies, financial projections, client lists, prospective client lists, promotional ideas, data concerning the Consultant's services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques, and any other information of a similar nature disclosed to the Corporation or otherwise made known to the Corporation as a consequence of or through this Agreement during the term hereof. The term Consultant's Proprietary Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by the Corporation or any agent or representative of the Corporation in violation of this Agreement, or (ii) was available to the Corporation on a non-confidential basis from a source other than the Consultant, or any of the

Consultant's employees, agents or other representatives) or other information and data of a secret and proprietary nature which the Consultant desires to keep confidential. The Corporation (and any of its affiliates, related entities, directors, officers, agents and/or employees) agrees and acknowledges that the Consultant has exclusive proprietary rights to all Consultant's Proprietary Information. The Corporation agrees that it will not at any time during or after the term hereof, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any of the Consultant's Proprietary Information. The Corporation agrees to deliver to Consultant any and all copies of the Consultant's Proprietary Information in the possession or control of the Corporation upon the expiration or termination of this Agreement, or at any other time upon request by the Consultant. The provisions of this section shall survive the termination of this Agreement.

         7.4 Non-Competition and Non-Circumvention by Consultant. In consideration and recognition of the fact that Consultant has access to Corporation Proprietary Information under the terms and provisions of this Agreement and that the Corporation will be introducing Consultant to various customers and potential customers, product manufacturers, retailers and distributors, Consultant represents, warrants and covenants to the Corporation as follows:

                  (a) Consultant shall at no time disclose to any person, without the Corporation's prior written consent, any of the terms, conditions or provisions specified in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding regarding the subject matter of this Agreement.

                  (b) During the term of this Agreement, Consultant shall not circumvent the Corporation for the purpose of transacting any business with any person or entity which business shall interfere with any relationship whatsoever between such person or entity and the Corporation, or use any Corporation Proprietary Information to compete with the business of the Corporation. Consultant shall not solicit any of the Corporation's employees, independent contractors or agents for employment. Consultant shall not hire or engage in any way, any enterprise or person that competes with, or is engaged in a business substantially similar to, the business of the Corporation.

                  (c) Consultant shall not for a period of two (2) years immediately following the termination of this Agreement with Corporation, either directly or indirectly (i) make known to any person, firm or corporation the names or addresses of any of the Corporation's clients or any other information pertaining to them or the Corporation's products or services; (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the Corporation's clients either on Consultant's behalf or that of another person, firm or corporation.

                  (d) Consultant shall not, during the term hereof or for a period of two (2) years following such term, enter into an agreement or contract directly with any manufacturer, retailer or distributor introduced to Consultant by the Corporation for any services provided by the Corporation herein or for any similar services.

                  (e) Consultant acknowledges and agrees that the representations, warranties and covenants made by Consultant and set forth in this section are material and that the Corporation would not enter into this Agreement without Consultant's making such representations, warranties and covenants to the Corporation.

                  (f) Consultant acknowledges and agrees that any breach by Consultant of the representations, warranties and covenants contained herein will cause irreparable harm and loss to the Corporation, which harm and loss cannot be reasonably or adequately compensated in damages in an action at law. Therefore, Consultant expressly agrees that, in addition to any other rights or remedies which the Corporation may possess, the Corporation shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of the representations, warranties and covenants made by Consultant herein.

                  (g) The terms and provisions of this section shall survive the termination of this Agreement for a period of two (2) years.

         8. Indemnification. Each party shall defend and hold the other party harmless from and against, and shall indemnify the other party for, any loss, liability, damage, judgment, penalty or expense (including administrative costs and expenses, attorney's fees and costs of defense) suffered or incurred by any person, or to any property, in relation to any action or inaction taken by such party, whether intentional, negligent or otherwise, or by any of such party's affiliates, directors, officers, employees, representatives or agents (including attorneys, accountants and financial advisors).

         9. Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future statutes, orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship and transactions defined by this Agreement.

         10. Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission (with the facsimile confirmation of transmission receipt serving as confirmation of service); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

         If to the Corporation:     Aegis Assessments, Inc.
                                    1301 Dove Street, Suite 460
                                    Newport Beach, CA 92660

         If to the Consultant:      Eric Peacock
                                    518 1/2 Fernleaf Avenue
                                    Corona del Mar, CA 92625

or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

         11. Entire Agreement. This Agreement constitutes the final, complete, and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral negotiations, agreements, and understandings. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed on behalf of both parties.

         12. Execution in Counterparts. This Agreement many be executed in several counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13. Choice of Law and Consent to Jurisdiction. All questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of California. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the State of California.

         14. Assignability. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

         15. Consent to Agreement. By executing this Agreement, each party, for himself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

         16. Attorney's Fees. In the event of a legal proceeding between the parties to enforce a provision under this Agreement, the prevailing party to such action shall be entitled to recover from the other party its reasonable attorney's fees and costs for participating in the legal action.

         17. Severability. To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible. In the absence of such reformation, such part of such provision shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental or Regulatory Authority in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Both parties acknowledges the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         IN WITNESS WHEREOF the parties have executed this Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.


CORPORATION:                                           CONSULTANT:

Aegis Assessments, Inc.,                               Eric Peacock
a Delaware corporation


By:   /s/ Eric Johnson                                 /s/ Eric Peacock
-------------------------------------                  -------------------------
Its:      President